UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

Apollo Realty Income Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56656	87-2557571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc.
9 West 57th Street, 42nd Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

N/A

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2026, Mr. Jess Lipsey, the Chief Executive Officer, President and one of the directors of Apollo Realty Income Solutions, Inc. (the “Company”), informed the Company of his resignation from the positions of Chief Executive Officer and President and as a member of the Board of Directors (the “Board”) of the Company, effective as of September 30, 2026 (the “Effective Date”) to pursue other opportunities. The decision of Mr. Lipsey to resign from the Company and the Board was not the result of any dispute or disagreements with the Company or ARIS Management, LLC, a Delaware limited liability company and a subsidiary of Apollo Global Management, Inc. (the “Adviser”, and together with Apollo Global Management, Inc. and its other subsidiaries, “Apollo”), on any matter relating to the operations, policies or practices of the Company, the Adviser, or their affiliates.

On September 28, 2026, the Board appointed Hubert (Bert) Crouch to the positions of Chief Executive Officer and President of the Company and elected Mr. Crouch to the Board, each effective as of the Effective Date.

Bert Crouch, 47, is a Partner at Apollo and a member of Apollo’s leadership team. He serves as the head of Apollo’s real estate equity franchise encompassing Bridge Investment Group, the real estate platform acquired by Apollo in 2025, as well as Apollo’s legacy strategies. Mr. Crouch joined Apollo from Invesco Real Estate, where he most recently served as head of North America since 2020, chief executive officer of Invesco Commercial Real Estate Finance Trust, Inc. since its launch in 2023, and lead portfolio manager of various opportunistic and credit funds dating back to 2010. He was also a member of Invesco Real Estate’s Global Executive Committee and Invesco Private Markets’ Executive Committee. Prior to joining Invesco in 2010, Mr. Crouch served as the director of acquisitions for Presidio Investments, a wholly owned subsidiary of Hunt Realty Investments, where he led the execution of the firm’s investment strategy focused on the acquisition of secondary commercial mortgages and investments in public real estate securities. Before joining Presidio Investments, Mr. Crouch worked in the New York office of Wells Fargo’s Real Estate Merchant Banking group, where he originated and acquired highly structured commercial mortgage products. Mr. Crouch earned a Bachelor of Business Administration in finance, with honors, from the McCombs School of Business at the University of Texas at Austin. Mr. Crouch will enter into an indemnification agreement with the Company in substantially the same form that the Company has entered into with its directors and other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Realty Income Solutions, Inc.

By:	/s/ Anastasia Mironova
Name: Anastasia Mironova
Title: Chief Financial Officer, Treasurer and Secretary

Date: September 29, 2026